Exhibit 99.1

Contact: Insignia Systems, Inc. Kristine Glancy, CEO (763) 392-6200

FOR IMMEDIATE RELEASE

INSIGNIA SYSTEMS, INC. REVERSE STOCK SPLIT
EFFECTIVE DECEMBER 31, 2020

MINNEAPOLIS, MN – December 31, 2020 – Insignia Systems, Inc. (Nasdaq: ISIG) today announced that effective at 5:00 p.m. central time on December 31, 2020, the Company will effect a seven-for-one reverse stock split of its outstanding common stock.

The Company's common stock will continue to trade under the symbol “ISIG” and it is expected to open for trading on Nasdaq on January 4, 2021 on a post-split basis.

The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirement to maintain the listing of its common stock on the Nasdaq Capital Market. Upon the effectiveness of the reverse stock split, every seven shares of issued and outstanding common stock at the close of business on December 31, 2020 automatically will be combined into one issued and outstanding share of common stock, with no change in par value per share.

The reverse stock split will reduce the number of shares of the Company's authorized common stock from 40 million shares to approximately 5.7 million shares. No fractional shares will be issued as a result of the reverse stock split. Any fractional shares that would result from the reverse stock split will be cancelled in exchange for the payment of cash consideration.

The reverse stock split will affect all issued and outstanding shares of the Company’s common stock, as well as the number of shares of common stock available for issuance under the Company’s equity compensation programs and all outstanding equity-based awards. The reverse stock split will reduce the number of shares of common stock issuable upon the exercise or vesting of equity-based awards and correspondingly increase any applicable exercise prices. The reverse stock split will affect all shareholders uniformly and will not alter any shareholder’s percentage interest in the Company’s equity, except to the extent that the reverse stock split results in some shareholders experiencing an adjustment of a fractional share as described above.

Shareholders holding share certificates will receive information from EQ Shareowner Services, the Company’s transfer agent, regarding the process for exchanging their shares of common stock. Shareholders with questions may contact our transfer agent by calling 800-401-1957.

About Insignia Systems, Inc.

Insignia Systems, Inc. sells product solutions ranging from in-store to digital advertising. Consumer-packaged goods (CPG) manufacturers and retailers across the country rely on our deep expertise in the dynamic retail environment to provide a full suite of shopper engagement solutions.

For additional information, contact (800) 874-4648, or visit the Insignia website at www.insigniasystems.com
Investor inquiries can be submitted to investorrelations@insigniasystems.com.

Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not statements of historical or current facts are considered forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. The words “anticipate,” “continue,” “expect,” “intend,” “remain,” “seek,” “will” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this press release. Statements made in this press release regarding, for instance, anticipated future profitability, future service revenues, innovation and transformation of Insignia’s business, allocations of resources, benefits of new relationships, and the impacts of the COVID-19 pandemic and efforts to mitigate the same are forward-looking statements. These forward-looking statements are based on current information, which we have assessed and which by its nature is dynamic and subject to rapid and even abrupt changes. As such, actual results may differ materially from the results or performance expressed or implied by such forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, including those set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and additional risks, if any, identified in our Quarterly Reports on Form 10-Q and our Current Reports on Forms 8-K filed with the SEC. Such forward-looking statements should be read in conjunction with Insignia's filings with the SEC. Insignia assumes no responsibility to update the forward-looking statements contained in this press release or the reasons why actual results would differ from those anticipated in any such forward-looking statement, other than as required by law.